SECURITIES AND EXCHANGE COMMISSION


	Washington, D.C. 20549






	FORM 8-K


	CURRENT REPORT


	Pursuant to Section 13 and 15(d) of the
	Securities Exchange Act of 1934


	Date of Report (date of earliest event reported) August 31, 2000



	STRATEGIC CAPITAL RESOURCES, INC.

	(Exact name of Registrant as specified in Charter)


Delaware						0-28168		 11-3289981

(State or other jurisdiction		(Commission	 (IRS Employer
	of incorporation)			File Number)	Identification
											Number)


2500 Military Trail North
Suite 260
Boca Raton, Florida 33431

(Address of principal executive office)			(Zip Code)




Registrant's telephone number, including area code: 561-995-0043















Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

On August 31, 2000, as part of our ordinary course of business we acquired two parcels of land consisting of 66 finished lots at a cost of approximately $20,500,000 and simultaneously leased the property to a major publicly traded homebuilder. We also granted the homebuilder an exclusive option to purchase the finished lots at prices ranging from approximately $218,000 to $477,000 per finished lot.



	SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


					Strategic Capital Resources, Inc.
								(Registrant)

							By /s/John Kushay
								(Signature)
							  John Kushay, Treasurer
							  Chief Financial Officer

Dated: September 11, 2000